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                                                                   EXHIBIT 10.9


                             SUPPLEMENTAL AGREEMENT




         SUPPLEMENTAL AGREEMENT made and entered into effective as of the 16th day of February, 1995, between Service Corporation International, a Texas corporation (the "Company"), and Samuel W. Rizzo (the "Employee");

         WHEREAS, the Company and the Employee are currently parties to an Employment Agreement dated November 11, 1991, amended and restated as of August 12, 1992 and further amended as of May 12, 1993 (the "1991 Agreement");

         WHEREAS, the Company and the Employee desire to take certain actions with respect to the 1991 Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

         1.      Employment and Term.  Pursuant to the second sentence of
Section 1 of the 1991 Agreement, the Company hereby gives the Employee notice that the Company's Board of Directors has determined not to authorize the extension of the 1991 Agreement and, accordingly, the Employment Period under the 1991 Agreement will terminate on February 16, 1998. The Employee hereby acknowledges the receipt and sufficiency of such notice.

         2. Duties and Powers of Employee. The Employee hereby resigns as Chief Financial Officer and Treasurer effective February 16, 1995. The Employee will continue to serve (i) as Executive Vice President of the Company or in such other capacity with such other title as the Chief Executive Officer may from time to time designate, and (ii) as a full time employee of the Company with such duties as may be assigned to him from time to time by the Chief Executive Officer of the Company. The 1991 Agreement shall remain in effect as provided therein and herein.

         3. Compensation. Notwithstanding the terms of the 1991 Agreement, the Employee shall not be entitled to participate in any of the Company's restricted stock plans, bonus plans or other performance-based incentive plans, programs or awards for periods beginning on or after January 1, 1995. Notwithstanding the preceding sentence, the restricted stock awards and stock option grants received by Employee prior to January 1, 1995 shall remain in effect according to their respective terms.


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         Except as modified by the preceding paragraph, Employee shall be entitled to continue participation in the compensation referenced in Section 3 of the 1991 Agreement as a full time employee until February 16, 1998, including without limitation participation in the Supplemental Executive Retirement Plan for Senior Officers.

         4. Non-Competition Payments. The Company hereby notifies the Employee that, upon expiration of the Employment Period, the Company exercises its option to cancel Employee's post-employment non-competition obligations under Section 13(a) of the 1991 Agreement and the Company's corresponding obligation to make the Non-Competition Payments (as defined in the 1991 Agreement). The Employee and the Company agree that the notice provided in the preceding sentence is satisfactory for all purposes under the 1991 Agreement.

         5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         6. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being that such payments and the right thereto are nonassignable and nontransferable.

         7. Binding Effect. Subject to the provisions of Section 7 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

         8. Captions. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

         10. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in
Houston, Texas, as of the date and year first above written.


                                              SERVICE CORPORATION INTERNATIONAL



                                              By:  /s/ James M. Shelger
                                                   -----------------------------
                                                   James M. Shelger
                                                   Senior Vice President,
                                                   General Counsel and Secretary




                                                   /s/ Samuel W. Rizzo
                                                   -----------------------------
                                                   Samuel W. Rizzo










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